Exhibit 99.1

ClearSign Technologies Corporation Provides Full Year 2021 Update

Tulsa, OK, April 6, 2022 -- ClearSign Technologies Corporation (Nasdaq: CLIR) ("ClearSign" or the "Company"), an emerging leader in industrial combustion and sensing technologies that improve energy, operational efficiency and safety while dramatically reducing emissions, today provides an update on operations for the fourth quarter and full year ended December 31, 2021.

“This past year we have developed and launched our primary technologies, added to and strengthened our strategic partnerships, and won some major customer orders; providing a great foundation for our future business growth,” said Jim Deller, Ph.D., Chief Executive Officer of ClearSign. “We are growing our installed base of process burners and are winning larger commercial projects. We developed and launched a boiler burner line with performance meeting the most stringent emission regulations in the California market, and we look forward to growing our business there. Additionally, we have developed strategic partners in China with whom we can get our product lines certified and launched, and with the potential to scale in the future,” continued Dr. Deller. “Overall, we have built the framework of a growing commercial business and we look forward to gaining momentum as our technology becomes more established and mainstream.”

Recent strategic and operational highlights during and subsequent to the full year of 2021 include:

Announced two Multi Heater Projects for Major National Refiners: The Company received an order which consists of engineering, drafting and CFD (Computational Fluid Dynamics) modelling of ClearSign Core burners operating in the destination heaters. The following phases of this project are expected to include a physical "first article" full size burner demonstration, then the supply of twenty burners to be installed in the California refinery heaters. Additionally, the Company received a purchase order from a Fortune 500 national refiner in connection with the first phase of the project to retrofit two process heaters with eight ClearSign Core™ burners each to be installed in their Midwest refinery.

Successfully Installed a Process Burner Order for a Super Major's European Refinery: The project consisted of engineering, fabrication, conducting a witness test and finally installing a replacement burner for a single burner process heater incorporating the ClearSign Core™ NOx reduction technology. In addition to meeting the requirements for this specific service, this order also serves as an initial demonstration of ClearSign Core's superior NOx emissions technology for deployment into refiners' fleet of global facilities to meet their emissions reduction goals.

Developed a Boiler Burner line and conducted product launch at California Boiler: Following a successful demonstration of both a 500hp and 125hp boiler burners, the ClearSign Core fire tube burner technology is operating and delivering sub 2.5ppm NOx, and is being offered for sale in retrofit or new boiler applications through ClearSign and partner California Boiler.

Fabricated redesigned 2500hp water tube boiler burner in Tulsa and twin in China: The ClearSign Core™ water tube boiler burner has been redesigned and is now configured as a continuation of the Company’s fire tube boiler burner technology, and has been tested and proven to operate with results consistent with the anticipated future emissions requirements in China. The Company is in process of working on the demonstration and certification of the 2500hp water tube boiler burner in China.

Relocated Company Headquarters to Tulsa, OK: The Company’s move provides both strategic and business development benefits. Tulsa is the epicenter of the global high tech combustion industry, with a highly skilled workforce, and where leaders in the industry like ClearSign’s partner Zeeco are based. Additionally, the Company has been awarded an incentive through the Oklahoma 21th Century Quality Jobs Act incentive program from the Oklahoma Department of Commerce.

Announced the Successful Installation of Multi-Unit Process Burner Order for Major Energy Infrastructure Company: ClearSign installed three burners in an existing process heater at a California storage and transportation terminal. The burners were sold and installed by ClearSign's channel affiliate, California Boiler, who is the subcontractor to the overall project management company, R. A. Nichols Engineering. This project continues to operate well and has served a reference for additional project wins.

Cash and cash equivalents were approximately $7,600,000 on December 31, 2021.

There were 31,581,666 shares of our common stock issued and outstanding as of December 31, 2021.

The Company will be hosting a call at 5:00 PM ET today. Investors interested in participating on the live call can dial 1-866-372-4653 within the U.S. or 1-412-902-4217 from abroad. Investors can also access the call online through a listen-only webcast at https://app.webinar.net/Papvn76KbjG  or on the investor relations section of the Company's website at http://ir.clearsign.com/overview.

The webcast will be archived on the Company's investor relations website for at least 90 days and a telephonic playback of the conference call will be available by calling 1-877-344-7529 within the U.S. or 1-412-317-0088 from abroad. Conference ID 6105516. The telephonic playback will be available for 7 days after the conference call.

About ClearSign Technologies Corporation

ClearSign Technologies Corporation designs and develops products and technologies for the purpose of improving key performance characteristics of industrial and commercial systems, including operational performance, energy efficiency, emission reduction, safety and overall cost-effectiveness. Our patented technologies, embedded in established OEM products as ClearSign Core™ and ClearSign Eye™ and other sensing configurations, enhance the performance of combustion systems and fuel safety systems in a broad range of markets, including the energy (upstream oil production and down-stream refining), commercial/industrial boiler, chemical, petrochemical, transport and power industries. For more information, please visit www.clearsign.com.

Cautionary note on forward-looking statements

All statements in this press release that are not based on historical fact are “forward-looking statements.” You can find many (but not all) of these statements by looking for words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “would,” “should,” “could,” “may,” “will” or other similar expressions. While management has based any forward-looking statements included in this press release on its current expectations on the Company’s strategy, plans, intentions, performance, or future occurrences or results, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties and other factors include, but are not limited to, general business and economic conditions, the performance of management and our employees, our ability to obtain financing, competition, whether our technology will be accepted and adopted and other factors identified in our Annual Report on Form 10-K filed with the Securities and Exchange Commission and available at www.sec.gov and other factors that are detailed in our periodic and current reports available for review at www.sec.gov. Furthermore, we operate in a competitive environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and, except as may be required by law, undertake no obligation to, update or revise forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware.

For further information:

Investor Relations:

Matthew Selinger

Firm IR Group for ClearSign

+1 415-572-8152

mselinger@firmirgroup.com

(in thousands, except share and per share data)	December 31,
	2021	2020
ASSETS

Current Assets:
Cash and cash equivalents	$7,607	$8,824
Accounts Receivable, net	33	—
Contract assets	39	92
Prepaid expenses and other assets	345	466
Total current assets	8,024	9,382

Fixed assets, net	530	427
Patents and other intangible assets, net	799	1,302
Other assets	10	10

Total Assets	$9,363	$11,121

LIABILITIES AND EQUITY

Current Liabilities:
Accounts payable and accrued liabilities	$224	$435
Current portion of lease liabilities	205	169
Accrued compensation and related taxes	218	382
Contract liabilities	84	94
Total current liabilities	731	1,080
Long Term Liabilities:
Long term lease liabilities	350	249
Payroll protection program loan	—	251
Total liabilities	1,081	1,580

Commitments and contingencies

Stockholders’ Equity:
Preferred stock, $0.0001 par value, zero shares issued and outstanding	—	—
Common stock, $0.0001 par value, 31,581,666 and 30,077,436 shares issued and outstanding at December 31, 2021 and December 31, 2020, respectively	3	3
Additional paid-in capital	91,035	84,411
Accumulated other comprehensive income	9	—
Accumulated deficit	(82,765)	(74,874)
Total ClearSign Technologies Corporation stockholders' equity	8,282	9,540
Noncontrolling Interest	—	1
Total equity	8,282	9,541

Total Liabilities and Equity	$9,363	$11,121

(in thousands, except share and per share data)	For the Year Ended
	December 31,
	2021	2020
Revenues	$607	$—
Cost of goods sold	1,059	279

Gross Loss	(452)	(279)

Operating expenses:
Research and development, net of grants	2,680	2,029
General and administrative	5,013	4,624

Total operating expenses	7,693	6,653

Loss from operations	(8,145)	(6,932)

Other income
Other income, net	252	44
Interest income	1	2

Net loss	(7,892)	(6,886)
Net loss attributed to non-controlling interest	1	2
Net loss attributed to ClearSign Technologies Corporation common stockholders	$(7,891)	$(6,884)

Net loss per share - basic and fully diluted	$(0.25)	$(0.25)

Weighted average number of shares outstanding - basic and fully diluted	31,230,806	27,837,095

Comprehensive loss
Net loss	$(7,892)	$(6,886)
Change in foreign currency translation	9	—
Comprehensive loss	$(7,883)	$(6,886)